Interactive Intelligence Reports 2014 Third-Quarter and Nine Months Ended Financial Results

•	Total orders up 46 percent from 2013 third quarter
•	Cloud-based orders double to 68 percent of total orders
•	Cloud-based revenues increase 70 percent
•	Deferred and unbilled future cloud-based revenues up 43 percent

INDIANAPOLIS, Nov. 3, 2014 -- Interactive Intelligence Group Inc. (Nasdaq: ININ), a global provider of software and services designed to improve the customer experience, has announced financial results for the three and nine months ended Sept. 30, 2014.

“This quarter showed further evidence of our success in generating more revenue from our cloud-based services,” said Dr. Donald E. Brown, Interactive Intelligence founder and CEO. “Orders for our cloud solutions not only doubled from the same quarter last year, but moved from less than half to over two-thirds of our total orders received. This growth and shift to the cloud occurred across all of our major geographic markets, and was more prominent among sales to new customers compared to existing follow-on sales.

“We continue to deploy our cloud solutions for new customers, which will contribute to increasing cloud revenues. We expect that the first release of our new multi-tenant PureCloud solution this quarter will further accelerate this trend,” Brown concluded.

Third-Quarter 2014 Financial Highlights:

•

Orders: Total orders increased 46 percent from the third quarter of 2013, with cloud-based orders up 104 percent to represent 68 percent of total orders. In the third quarter of this year, 56 orders were signed over $250,000, including 12 orders over $1 million, compared to 47 orders over $250,000, including 12 orders over $1 million in the same quarter last year.

•

Revenues: Total revenues were $89.5 million, up 15 percent from the 2013 third quarter. Recurring revenues, including support fees from on-premises license agreements and fees from cloud-based customers, increased 28 percent to $48.1 million and accounted for 54 percent of total revenues. Cloud-based revenues increased 70 percent to $14.7 million. Product revenues were $27.8 million and services revenues $13.6 million, compared to $26.9 million and $13.5 million, respectively, in the same quarter last year.

•

Total Deferred Revenues: As of Sept. 30, 2014, deferred revenues were $107.5 million, compared to $108.7 million at the end of the 2013 third quarter, and the amount of unbilled future cloud-based revenues increased to $265.9 million from $153.0 million at the end of the 2013 third quarter. The combination of deferred and unbilled future cloud-based revenues grew to $373.4 million, up 43 percent from $261.7 million at the end of the 2013 third quarter.

•

Operating Income (Loss): GAAP operating loss was $(3.5) million, compared to GAAP operating income of $3.7 million in the 2013 third quarter. Non-GAAP* operating income was $0.5 million, compared to non-GAAP operating income of $6.7 million in the same quarter last year.

•	Income Taxes: Income tax benefit was $1.3 million, with an estimated annual effective tax rate of 41.0 percent.

•

Net Income (Loss): GAAP net loss was $(2.1) million, or $(0.10) per diluted share based on 20.9 million weighted average diluted shares outstanding, compared to GAAP net income in the same quarter of 2013 of $1.6 million, or $0.08 per diluted share based on 21.2 million weighted average diluted shares outstanding.

Non-GAAP net income for the third quarter was $0.3 million, or $0.01 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.20 per diluted share in the same quarter last year.

•	Cash, Cash Equivalents, and Investments: Cash, cash equivalents, and investments totaled $69.6 million as of Sept. 30, 2014, compared to $86.0 million as of June 30, 2014.

•

Cash Flows: The company used $6.9 million for operating activities in the third quarter and $4.0 million for capital expenditures, including the continued expansion of its cloud infrastructure, and capitalized $5.1 million for PureCloud development costs.

* A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included with this press release. An explanation of these measures is also included below under the heading “Non-GAAP Measures.”

Nine Months Ended 2014 Financial Highlights:

•

Orders: Excluding the largest cloud-based order in the company’s history received during the second quarter of 2013, total orders increased by 34 percent and cloud-based orders were up 102 percent over the first nine months of 2013. Including this large cloud-based order, total orders increased 6 percent and cloud-based orders were up 24 percent. Cloud-based orders represented 61 percent of total orders during the first nine months of 2014. In this same period, 129 orders were signed over $250,000, including 31 orders over $1 million.

•

Revenues: Total revenues were $248.8 million, an increase of 9 percent over the first nine months of 2013. Recurring revenues increased 28 percent to $136.1 million and accounted for 55 percent of total revenues. Cloud-based revenues increased 76 percent to $41.6 million. Product revenues were $72.2 million, down 13 percent, and services revenues were $40.5 million, up 6 percent compared to the first nine months of 2013.

•

Operating Income (Loss): GAAP operating loss was $(19.8) million for the first nine months of 2014, compared to GAAP operating income of $7.9 million over the same period last year. Non-GAAP operating loss was $(7.1) million for the first nine months of 2014, compared to non-GAAP operating income of $16.7 million during the same period last year. The year-over-year decline was primarily due to lower than anticipated product revenues, combined with increased sales and marketing expenses to capture cloud market share, and increased research and development expenses to accelerate time-to-market of PureCloud.

•

Net Income (Loss): GAAP net loss for the first nine months of 2014 was $(11.5) million, or $(0.55) per diluted share based on 20.9 million weighted average shares outstanding, compared to GAAP net income for the same period in 2013 of $6.0 million, or $0.29 per diluted share based on 21.0 million weighted average diluted shares outstanding. GAAP net income for the nine months ended Sept. 30, 2013 included an income tax benefit primarily driven by a change in transfer pricing implemented during the second quarter of 2013.

Non-GAAP net loss for the first nine months of 2014 was $(3.8) million, or $(0.18) per diluted share, compared to non-GAAP net income of $11.1 million, or $0.53 per diluted share during the same period in 2013.

•

Cash Flows: The company used $3.1 million in cash flow for operations, $17.1 million for capital expenditures, which included continued expansion of its cloud infrastructure, $9.6 million for PureCloud development costs, and $9.2 million for an acquisition.

Additional Third-Quarter 2014 and Recent Highlights:

•

The latest version of Interactive Intelligence’s CIC 4.0 release was certified by the Joint Interoperability Test Command (JITC), which ensures compliance with the Department of Defense standards for faster government sales cycles and reduced deployment time.

•	Interactive Intelligence was named by Collection Advisor Magazine among its 2014 top collection and dialer solutions.

•

Interactive Intelligence announced availability of its contact center and dialer software integrated with the new CallScripter™ application for improved customer service, increased agent productivity, and enhanced compliance.

•	Interactive Intelligence will host a conference call today at 4:30 p.m. Eastern time (EST) featuring Dr. Brown and the company's CFO, Stephen R. Head. A live Q&A session will follow opening remarks.

To access the teleconference, dial 1 877.324.1969 at least five minutes prior to the start of the call. Ask for the teleconference by the following name: “Interactive Intelligence third-quarter earnings call.” The teleconference will also be broadcast live on the company's investor relations' page at http://investors.inin.com/.  An archive of the teleconference will be posted following the call.

About Interactive Intelligence

Interactive Intelligence Group Inc. (Nasdaq: ININ) is a global provider of software and services designed to improve the customer experience. The company’s 6,000-plus customers worldwide have benefitted from its cloud and on-premises solutions for contact center, unified communications, and business process automation. Interactive Intelligence is among Software Magazine’s 2014 Top 500 Global Software and Service Providers, and has received a Frost & Sullivan Company of the Year Award for the last five consecutive years. In addition, Glassdoor honored Interactive Intelligence with its 2014 Employees’ Choice Award as one of the Best Places to Work in the U.S., and Mashable ranked Interactive Intelligence second on its 2014 list of the Seven Best Tech Companies to Work For. The company was founded in 1994 and employs more than 2,000 people worldwide. Interactive Intelligence is headquartered in Indianapolis, Indiana and has offices throughout North America, Latin

America, Europe, Middle East, Africa and Asia Pacific. It can be reached at +1 317.872.3000 or info@inin.com. Visit Interactive Intelligence on the Web at www.inin.com; on Twitter at www.inin.com/twitter; on Facebook at www.inin.com/facebook; or on LinkedIn at www.inin.com/linkedin.

Non-GAAP Measures

The non-GAAP measures shown in this release include revenue which was not recognized on a GAAP basis due to purchase accounting adjustments, exclude non-cash stock-based compensation expense, certain acquisition-related expenses and the amortization of certain intangible assets related to acquisitions by the company, and adjust for non-GAAP income tax expense. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included with the financial information included in this press release. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. Stock-based compensation expense and amortization of intangibles related to acquisitions are non-cash and non-GAAP income tax expense is pro forma based on non-GAAP earnings. Management believes that the presentation of non-GAAP results, when shown in conjunction with corresponding GAAP measures, provides useful information to management and investors regarding financial and business trends related to the company's results of operations. Further, our management believes that these non-GAAP measures improve management's and investors' ability to compare the company's financial performance with other companies in the technology industry. Because stock-based compensation expense, certain acquisition-related expenses and amortization of intangibles related to acquisitions amounts can vary significantly between companies, it is useful to compare results excluding these amounts. Our management also reviews financial statements that exclude stock-based compensation expense, certain acquisition-related expenses and amortization of intangibles amounts related to acquisitions for its internal budgets.

Forward Looking Statements

This release may contain certain forward-looking statements that involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: rapid technological changes and competitive pressures in the industry; worldwide economic conditions and their impact on customer purchasing decisions; the company's ability to maintain profitability; to manage successfully its growth; to manage successfully its increasingly complex third-party relationships resulting from the software and hardware components being licensed or sold with its solutions; to maintain successful relationships with certain suppliers which may be impacted by the competition in the technology industry; to maintain successful relationships with its current and any new partners; to maintain and improve its current products; to develop new products; to protect its proprietary rights and sensitive customer information adequately; improve the company’s brand and name recognition; to successfully integrate acquired businesses; and other factors described in the company's SEC filings, including the company's latest annual report on Form 10-K.

Interactive Intelligence is the owner of the marks INTERACTIVE INTELLIGENCE, its associated LOGO and numerous other marks. All other trademarks mentioned in this document are the property of their respective owners.

ININ-G

Contacts:

Stephen R. Head

Chief Financial Officer

Interactive Intelligence

+1 317.715.8412

steve.head@inin.com

Seth Potter

Investor Relations

ICR, Inc.

+1 646.277.1230

seth.potter@icrinc.com

Christine Holley

Senior Director of Market Communications

Interactive Intelligence

+1 317.715.8220

christine.holley@inin.com

###

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Revenues:
Product	$ 27,764	$ 26,913	$ 72,158	$ 82,813
Recurring	48,095	37,537	136,121	106,470
Services	13,603	13,519	40,461	38,166
Total revenues	89,462	77,969	248,740	227,449
Costs of revenues:
Costs of product	6,932	6,599	20,269	21,691
Costs of recurring	16,816	11,048	46,196	31,423
Costs of services	11,550	9,609	33,365	27,316
Amortization of intangible assets	177	49	363	147
Total costs of revenues	35,475	27,305	100,193	80,577
Gross profit	53,987	50,664	148,547	146,872
Operating expenses:
Sales and marketing	30,651	25,183	89,559	74,306
Research and development	15,528	12,348	45,233	38,040
General and administrative	10,800	8,994	32,124	25,192
Amortization of intangible assets	472	464	1,420	1,395
Total operating expenses	57,451	46,989	168,336	138,933
Operating income (loss)	(3,464)	3,675	(19,789)	7,939
Other income (expense):
Interest income, net	274	169	831	618
Other expense	(279)	(476)	(665)	(1,851)
Total other income (expense)	(5)	(307)	166	(1,233)
Income (loss) before income taxes	(3,469)	3,368	(19,623)	6,706
Income tax benefit (expense)	1,326	(1,741)	8,119	(721)
Net income (loss)	$ (2,143)	$ 1,627	$ (11,504)	$ 5,985
Other comprehensive income (loss):
Foreign currency translation adjustment	$ (2,641)	$ (461)	$ (1,985)	$ (340)
Unrealized investment gain (loss) - net of tax	(95)	78	(121)	(150)
Comprehensive income (loss)	$ (4,879)	$ 1,244	$ (13,610)	$ 5,495

Net income (loss) per share:
Basic
Diluted	$ (0.10)	$ 0.08	$ (0.55)	$ 0.30
	(0.10)	0.08	(0.55)	0.29

Shares used to compute net income (loss) per share:
Basic	20,904	20,112	20,851	19,922
Diluted	20,904	21,180	20,851	20,978

Interactive Intelligence Group, Inc.
Reconciliation of Supplemental Financial Information
(in thousands, except per share amounts)
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Recurring revenue, as reported	$ 48,095	$ 37,537	$ 136,121	$ 106,470
Purchase accounting adjustments	4	44	14	192
Non-GAAP recurring revenue	$ 48,099	$ 37,581	$ 136,135	$ 106,662

Recurring revenue gross profit as reported	$ 31,279	$ 26,489	$ 89,925	$ 75,047
Purchase accounting adjustments	4	44	14	192
Non-cash stock-based compensation expense	385	213	1,059	588
Non-GAAP recurring revenue gross profit	$ 31,668	$ 26,746	$ 90,998	$ 75,827
Non-GAAP recurring revenue gross margin	65.8%	71.2%	66.8%	71.1%

Services revenue gross profit as reported	$ 2,053	$ 3,910	$ 7,096	$ 10,850
Non-cash stock-based compensation expense	117	69	338	185
Non-GAAP services revenue gross profit	$ 2,170	$ 3,979	$ 7,434	$ 11,035
Non-GAAP services revenue gross margin	16.0%	29.4%	18.4%	28.9%

Total revenue, as reported	$ 89,462	$ 77,969	$ 248,740	$ 227,449
Purchase accounting adjustments	4	44	14	192
Non-GAAP total revenue	$ 89,466	$ 78,013	$ 248,754	$ 227,641

Gross Profit, as reported	$ 53,987	$ 50,664	$ 148,547	$ 146,872
Revenue adjustments	4	44	14	192
Acquired technology	177	49	363	147
Non-cash stock-based compensation expense	502	282	1,397	773
Non-GAAP gross profit	$ 54,670	$ 51,039	$ 150,321	$ 147,984
Non-GAAP gross margin	61.1%	65.4%	60.4%	65.0%

Operating income (loss), as reported	$ (3,464)	$ 3,675	$ (19,789)	$ 7,939
Purchase accounting adjustments	663	564	2,407	1,782
Non-cash stock-based compensation expense	3,342	2,421	10,278	6,956
Non-GAAP operating (loss) income	$ 541	$ 6,660	$ (7,104)	$ 16,677
Non-GAAP operating margin	0.6%	8.5%	-2.9%	7.3%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income (loss), as reported	$ (2,143)	$ 1,627	$ (11,504)	$ 5,985
Purchase accounting adjustments:

Increase to revenues	4	44	14	192
Reduction of operating expenses:
Customer Relationships	427	419	1,285	1,260
Technology	177	49	363	147
Non-compete agreements	45	45	135	135
Acquisition Costs	10	7	610	48
Total	663	564	2,407	1,782
Non-cash stock-based compensation expense:
Cost of recurring revenues	385	213	1,059	588
Cost of services revenues	117	69	338	185
Sales and marketing	1,248	821	3,381	2,446
Research and development	741	689	3,047	1,998
General and administrative	851	629	2,453	1,739
Total	3,342	2,421	10,278	6,956
Non-GAAP income tax expense adjustment	1,606	(471)	5,016	(3,623)
Non-GAAP net income (loss)	$ 256	$ 4,141	$ (3,835)	$ 11,100

Diluted EPS, as reported	$ (0.10)	$ 0.08	$ (0.55)	$ 0.29
Purchase accounting adjustments	0.03	0.03	0.12	0.08
Non-cash stock-based compensation expense	0.16	0.11	0.49	0.33
Non-GAAP income tax expense adjustment	(0.08)	(0.02)	(0.24)	(0.17)
Non-GAAP diluted EPS	$ 0.01	$ 0.20	$ (0.18)	$ 0.53

Interactive Intelligence Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2014	2013
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$ 30,263	$ 65,881
Short-term investments	29,608	32,162
Accounts receivable, net	70,934	80,414
Deferred tax assets, net	30,585	23,684
Prepaid expenses	28,706	21,989
Other current assets	18,401	13,566
Total current assets	208,497	237,696
Long-term investments	9,679	9,787
Property and equipment, net	42,498	36,919
Goodwill	44,560	37,298
Intangible assets, net	24,208	20,613
Other assets, net	26,328	10,909
Total assets	$ 355,770	$ 353,222

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$ 9,297	$ 8,727
Accrued liabilities	15,570	15,162
Accrued compensation and related expenses	18,421	17,494
Deferred product revenues	6,459	10,412
Deferred recurring revenues	72,193	70,762
Deferred services revenues	8,987	10,868
Total current liabilities	130,927	133,425
Long-term deferred revenues	19,828	23,914
Deferred tax liabilities, net	1,565	2,388
Other long-term liabilities	7,323	4,140
Total liabilities	159,643	163,867

Shareholders' equity:
Preferred stock	-	-
Common stock	211	205
Additional paid-in-capital	190,448	170,072
Accumulated other comprehensive loss	(3,782)	(1,676)
Retained earnings	9,250	20,754
Total shareholders' equity	196,127	189,355
Total liabilities and shareholders' equity	$ 355,770	$ 353,222

Interactive Intelligence Group, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 30,
	2014	2013
	(unaudited)
Operating activities:
Net income (loss)	$ (11,504)	$ 5,985
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	11,376	7,665
Amortization	1,783	1,542
Other non-cash items	(520)	1,549
Stock-based compensation expense	10,278	6,953
Excess tax benefit from stock-based payment arrangements	-	(3,352)
Deferred income tax	(7,906)	4,766
Amortization (accretion) of investment premium (discount)	193	(260)
Loss on disposal of fixed assets	41	-
Changes in operating assets and liabilities:
Accounts receivable	9,480	4,062
Prepaid expenses	(6,663)	(6,522)
Other current assets	(5,004)	(12,758)
Accounts payable	570	4,384
Accrued liabilities	487	(8,001)
Accrued compensation and related expenses	927	276
Deferred product revenues	(3,957)	5,732
Deferred recurring revenues	1,431	1,707
Deferred services revenues	(5,963)	9,213
Other assets and liabilities	1,887	603
Net cash (used in) provided by operating activities	(3,064)	23,544

Investing activities:
Sales of available-for-sale investments	35,350	19,776
Purchases of available-for-sale investments	(32,967)	(29,390)
Purchases of property and equipment	(17,072)	(18,732)
Capitalized internal use software cost	(13,320)	(2,889)
Acquisitions, net of cash	(9,173)	(725)
Unrealized gain on investment	(35)	(20)
Net cash used in investing activities	(37,217)	(31,980)

Financing activities:
Proceeds from stock options exercised	6,453	10,464
Proceeds from issuance of common stock	914	609
Tax withholding on restricted stock awards	(2,704)	(961)
Excess tax benefit from stock-based payment arrangements	-	3,352
Net cash provided by financing activities	4,663	13,464
Net decrease in cash and cash equivalents	(35,618)	5,028
Cash and cash equivalents, beginning of period	65,881	45,057
Cash and cash equivalents, end of period	$ 30,263	$ 50,085

Cash paid during the period for:
Interest	$ -	$ 4
Income taxes	2,389	7,196

Other non-cash item:
Purchases of property and equipment payable at end of period	$ 2,944	$ 3,271

Supplemental Data
(Dollars in thousands)
(unaudited)

	2013					2014
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Total
Margins (GAAP):
Product	71.9%	74.2%	75.5%	78.4%	75.2%	70.3%	69.6%	75.0%	71.9%
Recurring	70.6%	71.4%	69.5%	67.6%	69.7%	67.6%	65.7%	65.0%	66.1%
Services	31.2%	25.6%	28.9%	20.6%	26.3%	20.3%	17.3%	15.1%	17.5%
Overall	64.9%	64.4%	64.5%	64.2%	64.5%	59.6%	57.5%	60.3%	59.2%

Year-over-year Revenue Growth (GAAP):
Product	44.0%	41.9%	20.6%	28.3%	32.8%	-18.4%	-22.8%	3.2%	-12.9%
Recurring	22.4%	23.6%	28.6%	25.2%	25.0%	28.3%	27.1%	28.1%	27.8%
Services	100.6%	96.8%	74.1%	41.2%	73.0%	15.5%	3.3%	0.6%	6.0%
Overall	38.8%	39.2%	31.5%	28.7%	34.1%	8.5%	4.7%	14.7%	9.4%

Orders:
Over $1 million	8	13	12	15	48	9	10	12	31
Between $250,000 and $1 million	31	30	35	48	144	25	29	44	98

Number of new customers	74	89	67	86	316	54	70	71	195

Average new customer order:
Overall	$ 335	$ 272	$ 503	$ 485	$ 394	$ 516	$ 352	$ 887	$ 593
Cloud-based	788	427	796	836	717	935	472	1,841	1,123